EXHIBIT 32.1

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Tapestry, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:
(i)       the accompanying Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended December 29, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii)      the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 7, 2019

By:	/s/ Victor Luis
	Name:	Victor Luis
	Title:	Chief Executive Officer

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Tapestry, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:
 (i)       the accompanying Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended December 29, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
 (ii)      the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 7, 2019

By:	/s/ Kevin Wills
	Name:	Kevin Wills
	Title:	Chief Financial Officer